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                                                                       EXHIBIT F

                        FORM OF INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (the "AGREEMENT") is made and entered into as of ______ __, 199_ by and among Number Nine Visual Technology Corporation, a Delaware corporation (the "COMPANY"), and Silicon Graphics, Inc., a Delaware corporation ("INVESTOR").

                                    RECITALS

      WHEREAS, the Company and Investor entered into a Securities Purchase Agreement dated as of May 7, 1998 (the "PURCHASE AGREEMENT") pursuant to which the Investor agreed to loan the Company an aggregate of Nine Million Dollars ($9,000,000) and the Company agreed to issue secured subordinated convertible promissory notes (collectively the "NOTES") which Notes are convertible into shares of Series A Convertible Preferred Stock, $.01 par value per share (the "PREFERRED STOCK") and the Company issued to Investor a warrant exercisable for such number of shares of Preferred Stock and pursuant to such terms and conditions as set forth in the warrant (the "WARRANT") (such shares issuable upon conversion of the Notes and exercise of the Warrant are collectively referred to herein as the "PREFERRED SHARES"); and

      WHEREAS, as a condition precedent to the conversion of the Notes and exercise of the Warrant on such conditions and terms as set forth in the Notes, the Warrant and the Purchase Agreement, the parties are obligated to execute and deliver this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

                                    AGREEMENT

      1.    DEFINITIONS

      For the purposes of this Agreement, the following terms have the meanings indicated below:

            1933 ACT. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            1934 ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            BUSINESS DAY. Each weekday that is not a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

            COMMISSION. The United States Securities and Exchange Commission.

            COMMON STOCK. The Common Stock, $.01 par value per share, of the Company as constituted as of the date of this Agreement.
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            CONVERSION SHARES. The shares of Common Stock issued or issuable upon conversion of the Preferred Shares, and any securities that may be issued by the Company or any successor to the Company from time to time with respect to, in exchange for, or in replacement of such shares of Common Stock Shares, including, without limitation, the securities issued as a stock dividend on or pursuant to a stock split of such shares of Common Stock.

            HOLDER. Any person owning Registrable Securities who is a party to this Agreement, and any transferee thereof in accordance with this Agreement.

            PROSPECTUS. The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            REGISTER, REGISTRATION AND REGISTERED. A registration effected by preparing and filing a registration statement or similar document with the Commission in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

            REGISTRABLE SECURITIES. The Conversion Shares and any other shares of Common Stock held by the Holder; provided, however, that those shares as to which the following apply shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the 1933 Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, or have become eligible and remain eligible for transfer (whether or not so transferred), in accordance with Rule 144(k), or any successor rule or provision, under the 1933 Act; (c) such Registrable Securities shall have been transferred in a transaction in which the Holder's rights and obligations under this Agreement were not assigned in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) such Registrable Securities shall have been sold pursuant to Rule 144.

            REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with Sections 2 and 3 hereof; including, without limitation, all registration and filing fees (including filing fees with respect to the Commission and to the National Association of Securities Dealers, Inc.
and listing fees of The Nasdaq National Market), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey, but excluding any fees and expenses for foreign qualification in such jurisdictions), all printing expenses, all registrars' and transfer agents' fees and all fees and disbursements of the Company's counsel and independent public accountants; provided, however that Registration Expenses shall not include the fees and expenses of more than one counsel to the holders of
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Registrable Securities, or underwriters' discounts and commissions, or brokerage fees, associated with the sale of the Registrable Securities.

            REGISTRATION STATEMENT. A registration statement prepared and filed with the Commission in compliance with the 1933 Act.

            SELLER. Any person, including any Holder, selling any Registrable Securities in an offering of any Registrable Securities of the Company pursuant to this Agreement.

            SELLING EXPENSES. All applicable discounts and commissions, brokerage fees, transfer taxes and any fees and disbursements of more than one counsel or any accountants or other advisors for the Sellers of the Registrable Securities being registered.

            Any other terms used herein and not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement.

      2.    "PIGGY-BACK" REGISTRATION RIGHTS

      If at any time the Company shall determine to register pursuant to an underwritten public offering under the 1933 Act any of its shares of Common Stock for its own account, or the account of other stockholders of the Company desiring to sell "restricted securities" of the Company (as defined in Rule 144 of the 1933 Act) pursuant to an underwritten public offering, it shall send to the Holder written notice of such determination and, if within 15 calendar days after receipt of such notice, Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Holder requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-8 or Form S-4 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or business, or shares of Common Stock issuable in connection with any stock option, stock purchase plan or other employee benefit plan of the Company as such plans are in effect as of the date hereof.

      If, in connection with any offering involving an underwriting of shares of Common Stock to be issued for the account of selling securityholders, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the shares of Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder has requested inclusion hereunder, on a pro rata basis based on the number of shares of Registrable Securities owned by the Holder and the shares of Common Stock owned by all other selling securityholders; provided, however, that the Holder of Registrable Securities shall have priority over other securityholders of the Company (other than securityholders that do not hold Registrable Securities who have initiated a registration to which this Section 2 applies and any securities held by the Company) to include any Registrable Securities held by such Holder in any registration statement referred to in this Section 2.
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      3.    SHELF REGISTRATION

            3.1   UNDERTAKING TO REGISTER

            Within ninety (90) days following the Closing (as that term is defined in the Purchase Agreement), upon written request of Investor, the Company will use its commercially reasonable best efforts to prepare, file and have declared effective a Registration Statement to register all of the Registrable Securities for resale in the public market in brokerage transactions or transactions with market makers, in block trades, and in privately negotiated transactions.

            3.2   SELLING PROCEDURES; SUSPENSION

            (a) Except in the event that paragraph (b) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders of the Registrable Securities copies of any documents filed pursuant to Section 3.2(a)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 3.2(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each such Holder to that effect, it will use its best efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder pursuant to Section 3.2(a)(i) hereof when the amendment has become effective).

            (b) In the event (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements
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therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that, in the reasonable, good faith judgment of the Company's management or Board of Directors, (A) the offering of securities pursuant thereto would materially and adversely affect (i) a pending or scheduled public offering or private placement of the Company's securities, (ii) a pending or proposed acquisition, merger, consolidation, reorganization, restructuring or similar transaction of or by the Company or other material corporate activity or transaction, (iii) bona fide negotiations, discussions or proposals with respect to any of the foregoing, or (iv) the position or strategy of the Company in connection with any pending or threatened litigation, claim, assessment or government investigation, and (B) in the event sales of Registrable Securities were made under the Registration Statement and disclosure of all material information with respect to the applicable circumstance(s) described in subsection (A) had not been made, such circumstance(s) could reasonably be expected to cause a violation of the 1933 Act or the 1934 Act (each a "SUSPENSION EVENT"); then, subject to paragraph (d) below, the Company shall deliver a notice in writing to the Holders (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, each such Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "SUSPENSION") until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3.2(a)(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

            (c) In the event of any Suspension Event, or any delay in effecting the Registration under Section 3.2 above, the Company will use its commercially reasonable efforts to ensure that the use of the Prospectus so suspended or delayed may be commenced or resumed, as the case may be, and that the Suspension will terminate and the Holder's ability to sell pursuant to the Prospectus so suspended will commence or resume, as the case may be, as soon as practicable and, in the case of a pending development, filing or event referred to in
Section 3.2(b)(iv) or (v) hereof, as soon, in the judgment of the Company's management or Board of Directors (in accordance with the provisions of Section 3.2), as disclosure of such pending development, filing or event or the resumption of sales pursuant to the Registration Statement would not have a material adverse effect on the Company's ability to consummate or materially prejudice the Company's interest with respect to the transaction, if any, contemplated by such development, filing or event. Notwithstanding any other provision of this Agreement, the Company shall have the right to cause a maximum of two (2) Suspensions pursuant to Section 3.2(b)(iv) and (v), neither of which may be within 60 days of the other, as provided above (including for this purpose a delay in effecting the Registration pursuant to Section 3.2 above) during any 12-month period after the initial effective date of the Registration Statement, and the total number of days for which all Suspensions (including for this purpose a delay in effecting the Registration Statement pursuant to Section
3.2 above) during any 12-month period shall not exceed 90 days in the aggregate.

            (d) The Company will use its commercially reasonable efforts to maintain the effectiveness of any registration statement pursuant to which any of the Registrable Securities are being offered for (i) up to 180 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering in any Company-primary or secondary
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offering), in the case of a registration pursuant to Section 2, or (ii) in the case of a "shelf" Registration Statement pursuant to Section 3 until the date on which each Holder may sell all Registrable Securities then held by such Holder without restriction by the volume limitations of Rule 144(e). The Company from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statue or regulation. The 180-day time period referenced in clause (i) above during which the Company is obligated to keep the registration statement effective shall be extended for a number of days equal to the number of days during which the Company has effected a Suspension. The Company shall use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment.

            3.3   UNDERWRITING AGREEMENT

            If in connection with any proposed distribution by the Holder under the "piggy back" registration referred to in Section 2, the Company in its discretion shall determine that it is in the best interests of the Company to effect distribution by means of an underwriting, the Company shall promptly notify the Holder of such determination. In such event, in addition to the limitations set forth in Section 2, the right of Holder to participate in such distribution shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.3, including without limitation, the requirement that the Holder enter into an underwriting agreement and a lock-up agreement (for a period determined by the managing underwriter not to exceed the period agreed to by all directors and officers of the Company), each in customary form with the managing underwriter selected for the underwriting by the Company.

      4.    EXPENSES

      The Company will pay all Registration Expenses in connection with the registration of Registrable Securities effected by the Company pursuant to
Section 2 or 3. Holders of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses with each such Holder bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each such Holder.

      5.    EXPIRATION OF REGISTRATION RIGHTS

      The obligations of the Company under Section 2 of this Agreement to register the Registrable Securities shall expire and terminate at the earlier of
(a) two (2) years following the Closing or (b) such time as the Holder shall be entitled or eligible to sell, within any ninety (90) day period, all such securities without restriction and without a need for the filing of a registration statement under the 1933 Act, including without limitation, for any resales of restricted securities made pursuant to Rule 144(k) as promulgated by the Commission. The determination as to whether the Holder is entitled or eligible to sell all Registrable Securities without the need for registration under the 1933 Act shall be based on a written opinion of counsel that registration of the Registrable Securities is not required under the 1933 Act, sufficient to permit the transfer agent to transfer such securities upon a sale by the Holder. The
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obligations of the Company under Section 3 of this Agreement shall expire at the time specified in Section 3.2(d)(ii).

      6.    REGISTRATION PROCEDURES

      In connection with the registration of Registrable Securities under this Agreement, and subject to the other provisions of this Agreement, the Company shall:

            (a) use its commercially reasonable efforts to cause the Registration Statement filed in accordance with Section 2 or Section 3 to become effective as soon as practicable after the date of filing thereof;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the shorter of (i) the duration of its registration obligations, or (ii) until there are no Registrable Securities outstanding, and to comply with the provisions of the 1933 Act with respect to the disposition of the Registrable Securities;

            (c) furnish to each Seller of such Registrable Securities such number of copies of the Prospectus included in such Registration Statement as such Seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

            (d) use its commercially reasonable efforts to register or qualify all securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) notify each Seller of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if it is necessary to amend or supplement such Prospectus to comply with the law, and at the request of any such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such Prospectus, as amended or supplemented, will comply with the law;
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            (f) use its best efforts to qualify such securities for inclusion in the Nasdaq National Market, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such Registration Statement; and

            (g) issue to any person (who is not an affiliate of the Company) to which any Holder of Registrable Securities may sell such Registrable Securities in connection with such registration certificates evidencing such Registrable Securities without any legend restricting the transferability of the Registrable Securities (unless otherwise required by law).

      7.    1934 ACT REGISTRATION

      The Company shall timely file with the Commission such information as the Commission may prescribe under Section 13 or 15(d) of the 1934 Act and shall use its best efforts to take all action and make all filings of information referenced in Rule 144(c) as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) with respect to the shares of Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon five (5) days written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other publicly-filed reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

      8.    INVESTOR INFORMATION

      It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that all Holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

      9.    INDEMNIFICATION AND CONTRIBUTION

      In the event any Registrable Securities are included in a Registration Statement under Sections 2 and 3:

            (a) The Company will indemnify and hold harmless each Seller, the officers, directors, partners, agents and employees of each Seller, any underwriter (as defined in the 1933 Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final
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Prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state in such Registration Statement a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law applicable to the Company in connection with such Registration Statement; and the Company will reimburse each such Seller, officer, director, partner, agent, employee, underwriter or controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation (i) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Seller, underwriter or controlling person or (ii) which is based upon any information in a Prospectus that has been amended or supplemented if such Seller had been notified of such amendment or supplement and the use of such amendment or supplement by the Seller would have avoided the Violation.

            (b) Each Seller will indemnify and hold harmless the Company, each of its officers, directors, partners, agents or employees, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Seller or any of its directors, officers, partners, agents or employees or any person who controls such Seller, against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or director, officer, partner, agent, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, officer, director, partner, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, further, that the aggregate liability of each Seller in connection with any sale of Registrable Securities pursuant to a Registration Statement in which a Violation occurred shall be limited to the net proceeds from such sale.
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            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

            (d) If recovery is not available under the foregoing indemnification provisions of this Section 9, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified parties, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances, including, without limitation, whether any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder of Registrable Securities, on the other hand. The Company and Investors of the Registrable Securities covered by such Registration Statement agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No seller of Registrable Securities covered by such Registration Statement or person controlling such Seller shall be obligated to make any contribution hereunder which in the aggregate exceeds the net proceeds of the securities sold by such seller, less the aggregate amount of any damages which such seller and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of such Investors to contribute are several in proportion to their respective ownership of the Registrable Securities covered by such Registration Statement and not joint. Notwithstanding the foregoing, in no event shall any contribution by a Holder under this Section 9(d) exceed the net proceeds from the offering received by such Holder.
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      10.   TRANSFERABILITY

      Each Holder agrees that it will not make any disposition of all or any portion of the Registrable Securities (a) except in a registered public offering pursuant to the rights granted in this Agreement; or (b) until (i) such Holder shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to counsel for the Company, that such disposition will not require registration of such Registrable Securities or such transaction under the 1933 Act or applicable state securities laws.

      11.   COVENANTS

      The Company covenants and agrees with the Investor that, provided that the Investor continues to hold Preferred Shares, based upon the then applicable conversion price, equal to at least five percent (5%) of the then issued and outstanding shares of the Company's Common Stock:

            11.1  DIRECTORS.

            (a) Election of Investor Representative. In accordance with the terms of the Preferred Stock set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware (the "CERTIFICATE OF DESIGNATION"), at each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or consent in writing regarding the election of directors of the Company, then and in each event, the Board of Directors of the Company shall use it best efforts, subject to the exercise of its fiduciary duties, to nominate an individual designated by the Investor for election as a director of the Company (the "INVESTOR REPRESENTATIVE").

            (b) Vacancies and Removal of Investor Representative. The vacancy or resignation of any Investor Representative elected to the Board of Directors of the Company shall be governed by the terms of the Certificate of Designation.

            (c) Meetings; Indemnification. The Company shall at all times cause its By-laws to provide that, (a) unless otherwise required by the laws of the State of Delaware, any two directors shall have the right to call a meeting of the Board of Directors and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Stock as set forth in the Certificate of Incorporation, as amended. The Company shall at all times maintain provisions in its By-laws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

            11.2  DISCLOSURE

            (a) Prior to the execution of this Agreement, the parties will agree on the content of a joint press release announcing the existence of this Agreement, which press release will be issued as mutually agreed by the parties.

            (b) Neither party will be required to disclose to the other any confidential information of any third party without having first obtained such third party's prior written consent.

            11.3 RESERVE FOR PREFERRED SHARES AND CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock and Common Stock for the purpose of effecting the conversion of the Notes and exercise of the Warrant and the conversion of the Preferred Shares and Conversion Shares, respectively, and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Preferred Stock and Common Stock as shall be sufficient to effect the conversion of the Notes and the exercise of the Warrant and the conversion of the Preferred Shares and Conversion Shares, respectively, from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Preferred Stock and Common Stock shall not be sufficient to effect the conversion of the Notes and the exercise of the Warrant and the conversion of the Preferred Shares and Conversion Shares, as the case might be, or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Preferred Stock and Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable United States federal and state securities laws in connection with the issuance of shares of Preferred Stock and Common Stock upon conversion of the Notes and exercise of the Warrant and upon conversion of the Preferred Shares and Conversion Shares, respectively.

            11.4 RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement.

            11.5 TRANSACTIONS WITH AFFILIATES. Except for transactions set forth in the SEC Documents, contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

            11.6 EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENTS. The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in a form approved by the Board of Directors from all officers, key employees and other employees hired subsequent to the Closing Date who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

            11.7 INTELLECTUAL PROPERTY COVENANT. For the term of 18 months from the date of this Agreement, the Company covenants that it will, where the Company, in the exercise of reasonable judgment deems it appropriate, use reasonable business efforts to seek copyright and patent registration, and other appropriate intellectual property protection, for Intellectual Property of the Company.

            11.8 PURCHASE AGREEMENT COVENANTS. The Company shall comply with all obligations set forth in Sections 11.1, 11.4, 11.5, 11.6, 11.7 and 11.11 of the Purchase Agreement.



      12.   MISCELLANEOUS

            12.1  AMENDMENTS AND WAIVERS

            Any provision of this Agreement may be amended and the observance thereof may only be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of Registrable Securities, and the Company.

            12.2  NOTICES

            Any notice required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery, or one
(1) business day after sent by facsimile with copy deposited with a nationally recognized courier service such as Federal Express for next business day delivery, addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Shareholder or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 12.2.

            12.3  GOVERNING LAW

            This Agreement shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts-of-laws principles. The parties hereto agree to submit to the non-exclusive jurisdiction of the federal and state courts of the Commonwealth of Massachusetts with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between parties arising under this Agreement.

            12.4  SEVERABILITY

            If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excised from this Agreement, and the remainder of this Agreement shall be interpreted as if such provision were so excised and shall be enforceable in accordance with its remaining terms.

            12.5  COUNTERPARTS

            This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            12.6  ASSIGNMENT

            The rights set forth in this Agreement are not transferable except to a person controlling, controlled by, or under common control with Holder who receives at least 20% of the Registrable Securities. All transferees shall agree in writing to be bound by all of the provisions of this Agreement. A Holder shall promptly advise the Company in writing of the identity and address of any person to whom it transferred its registration rights hereunder.

            12.7  ACCESS TO INVESTOR INFORMATION.

            The Company acknowledges that the Investor Representative (as defined in Section 11.1) will likely have, from time to time, information that may be of interest to the Company ("INFORMATION") regarding a wide variety of matters including, by way of example only, (a) Investor's technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Investor Representative. The Company, as a material part of the consideration for this Agreement, agrees that the Investor and its Investor Representative shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investor's ability to pursue opportunities based on such Information or that would require the Investor or the Investor Representative to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NUMBER NINE VISUAL TECHNOLOGY                               SILICON GRAPHICS, INC.
CORPORATION
By:
                                                            By:
Name:
                                                            Name:
Title:
                                                            Title:


Address:  18 Hartwell Avenue
          Lexington, Massachusetts  02173                   Address:       2011 N. Shoreline Blvd.
          Attention:  Chief Executive Officer                              Mountain View, California 94043-1389
                                                                           Attention:  Director of Corporate Legal
                                                                           Services
Telephone No.:  (781) 674-0009
Facsimile No.:   (781) 869-7220                             Telephone No.:  (650) 933-9003
                                                            Facsimile No.:  (650) 932-0652


WITH COPIES TO:

         William B. Asher, Jr., Esq.
         Testa, Hurwitz & Thibeault, LLP
         125 High Street; High Street Tower
         Boston, Massachusetts 02110
         Facsimile No. (617) 248-7100

         Neil H. Aronson, Esq.
         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center, 41st Floor
         Boston, Massachusetts  02111
         Facsimile No. (617) 542-2241